     As filed with the Securities and Exchange Commission on March 12, 2001
                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                           CONTANGO OIL & GAS COMPANY
             (Exact name of registrant as specified in its charter)

          DELAWARE                                               95-4079863
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                        3700 BUFFALO SPEEDWAY, SUITE 960
                              HOUSTON, TEXAS 77098
              (address of Registrant's principal executive offices)

        CONTANGO OIL & GAS COMPANY 1999 STOCK INCENTIVE PLAN, AS AMENDED
                            (Full title of the plan)

                                 KENNETH R. PEAK
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        3700 BUFFALO SPEEDWAY, SUITE 960
                              HOUSTON, TEXAS 77098
                                 (713) 960-1901
 (Name and address, telephone number, including area code, of agent for service)

                              ---------------------

                         Copy of all communications to:
                                RICHARD A. SHORTZ
                           MORGAN, LEWIS & BOCKIUS LLP
                             300 SOUTH GRAND AVENUE
                               TWENTY-SECOND FLOOR
                           LOS ANGELES, CA 90071-3132
                                 (213) 612-2500

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                     Proposed maximum        Proposed maximum
     Title of securities         Amount to be         Offering price             Aggregate              Amount of
     to be registered(1)         registered(1)         per share(2)          offering price(2)       registration fee(3)
------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.04 per
share par value                    2,500,000              $5.047               $12,617,475                $3,155
=======================================================================================================================+

(1) This registration statement covers shares of Common Stock of the Company ("Shares"), which may be offered or sold pursuant to the Contango Oil & Gas Company 1999 Stock Incentive Plan, as amended (the "Plan"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan. Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to the interests in the Plan. This registration statement also relates to an indeterminate number of Shares which may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.

(2) With respect to awards that have previously been issued under the Plan, the actual offering price has been used to compute the maximum offering price pursuant to Rule 457(h)(1). For the remaining shares issuable under the Plan, the maximum offering price is estimated pursuant to Rule 457(c) and
     (h) solely for the purpose of calculating the registration fee using the average of the high and low prices as of March 9, 2001 of the shares of our Common Stock on the American Stock Exchange, which average was $5.4450 per share.

(3) Calculated pursuant to Section 6(b) as follows: proposed maximum aggregate offering price multiplied by .00025.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, as filed by Contango Oil & Gas Company (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference in this Registration Statement and made a part hereof:

         (a) The Registrant's latest prospectus filed pursuant to Rule 424(b) with the Commission in connection with the filing of the Registrant's Registration Statement on Form SB-2 on October 25, 2000, as amended (Registration No. 333-48588).

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the financial statements set forth in the Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2000.

         (c) The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on January 16, 2001, including any amendment thereto or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102 of the Delaware General Corporation Law ("DGCL") allows a corporation to eliminate or limit the personal liability of directors of a corporation to the corporation or to its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful dividends and stock repurchases or (iv) for any transaction from which the director derived an improper personal benefit.

         Section 145 of the DGCL provides that in the case of any action other than one by or in the right of the corporation, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 145 of the DGCL provides that in the case of an action by or in the right of a corporation to procure a judgment in its favor, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth in the preceding paragraph, except that no indemnification may be made in respect of any action or claim as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court determines that such person is fairly and reasonably entitled to indemnification.

         The Certificate of Incorporation and Bylaws of the Company provide for indemnification of the officers and directors of the Company to the fullest extent permitted by applicable law. Applicable law permits indemnification for all matters (including those asserted in derivative actions) except for those determined by a court to have constituted willful misconduct or recklessness.

         The Company has obtained directors' and officers' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following is a list of exhibits filed as part of this Registration Statement.

 Exhibit
 Number                                Exhibit
 ------                                -------

   5.1 Opinion and consent of Morgan, Lewis & Bockius LLP, counsel to the Company

   23.1        Consent of Arthur Andersen LLP

   23.2        Consent of Counsel (included as part of Exhibit 5.1)

   24.1 Power of Attorney (reference is made to page II-4 of this Registration Statement)


ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
         Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and each filing of the Plan's respective annual reports pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on this 12th day of March, 2001.

                                     CONTANGO OIL & GAS COMPANY


                                     By: /s/  Kenneth R. Peak
                                         --------------------------------------
                                         Kenneth R. Peak
                                         President, Chief Executive Officer,
                                         Chief Financial Officer, and Secretary



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

         That the undersigned directors of Contango Oil & Gas Company, a Delaware corporation, do hereby constitute and appoint Kenneth R. Peak, the lawful attorney-in-fact and agent, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as a part of or in conjunction with this Registration Statement or to amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

            Signature                               Capacity                        Date
            ---------                              --------                        ----

/s/ Kenneth R. Peak                      President, Chief Executive Officer,     March 12, 2001
--------------------------------         Chief Financial Officer, Secretary,
Kenneth R. Peak                          and Director




/s/ John B. Juneau                       Director                                March 12, 2001
--------------------------------
John B. Juneau




/s/ Joseph J. Romano                    Director                                 March 12, 2001
--------------------------------
Joseph J. Romano




/s/ Darrell W. Williams                 Director                                 March 12, 2001
--------------------------------
Darrell W. Williams




/s/ Robert J. Zahradnik
--------------------------------
Robert J. Zahradnik                     Director                                 March 12, 2001



/s/ Jay D. Brehmer                      Director                                 March 12, 2001
--------------------------------
Jay D. Brehmer

                                  EXHIBIT INDEX

Exhibit No.                          Exhibit
-----------                          -------

   5.1 Opinion and consent of Morgan, Lewis & Bockius LLP, counsel to the Company

   23.1        Consent of Arthur Andersen LLP

   23.2        Consent of Counsel (included as part of Exhibit 5.1)

   24.1 Power of Attorney (reference is made to page II-4 of this Registration Statement)